UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): April 20, 2016

Liberty Global plc
(Exact Name of Registrant as Specified in Charter)

England and Wales	001-35961	98-1112770
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification #)

38 Hans Crescent, London, England
SW1X 0LZ
(Address of Principal Executive Office)

+44.208.483.6449 or 303.220.6600
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐      Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐      Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐      Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐      Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07 Submission of Matters to a Vote of Security Holders.

On April 20, 2016, Liberty Global plc (“Liberty Global”) held a general meeting of shareholders. At the general meeting, two matters were considered and acted upon:

1.
To approve the issuance of Liberty Global Class A Ordinary Shares, Liberty Global Class C Ordinary Shares, LiLAC Class A Ordinary Shares and LiLAC Class C Ordinary Shares to shareholders of Cable & Wireless Communications Plc (“CWC”) in connection with the proposed acquisition (the “Acquisition”) by Liberty Global of all of the ordinary shares of CWC (the “CWC Shares”) on the terms set forth in the announcement (the “Rule 2.7 Announcement”) issued by Liberty Global on November 16, 2015, pursuant to Rule 2.7 of the UK City Code on Takeovers and Mergers, as described in the Liberty Global’s definitive proxy statement filed with the Securities and Exchange Commission on March 14, 2016, and the Rule 2.7 Announcement (together with such modifications as the board of directors of Liberty Global may in its absolute discretion think fit) (the “Share Issuance Proposal”).

2.
To approve the acquisition by Liberty Global of the CWC Shares held by Columbus Holding LLC, an entity that owns approximately 13% of the CWC Shares and is controlled by John C. Malone, the chairman of the board of directors of Liberty Global, in the Acquisition (the “Substantial Property Transaction Proposal”).

Each of the resolutions 1 and 2 were adopted. The number of votes cast for and against, as well as the number of abstentions and broker non-votes as to each such resolution, is set forth below.

Resolution 1 - Approval of the Share Issuance Proposal:

FOR	AGAINST	ABSTAIN	BROKER NON-VOTES

325,332,254	2,925,790	1,621,367	--

Resolution 2 - Approval of the Substantial Property Transaction Proposal:

FOR	AGAINST	ABSTAIN	BROKER NON-VOTES

325,378,465	2,875,508	1,625,438	--

Based on the approval of both the Share Issuance Proposal and the Substantial property Transaction Proposal, it was determined at the general meeting that resolution 3, a proposal to approve the adjournment of the general meeting under certain circumstances was unnecessary and, therefore, no vote was taken on resolution 3.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LIBERTY GLOBAL PLC

By:	/s/ RANDY L. LAZZELL
Randy L. Lazzell
Vice President

Date: April 21, 2016

3